Exhibit 99.1

Threshold Pharmaceuticals Reports First Quarter Financial Results

- Definitive merger agreement between Threshold and Molecular Templates expected to close mid-2017 -

- Initiation of the Phase 1 clinical trial of evofosfamide in combination with ipilumumab at the
MD Anderson Cancer Center on track to start in mid-2017 -

MENLO PARK, Calif., – May 15, 2017 – Threshold Pharmaceuticals, Inc. (Nasdaq:THLD) today reported financial results for the first quarter ended March 31, 2017, and provided an update on the Company's corporate and clinical development activities.

“With our recently announced proposed merger between Threshold and Molecular Templates and execution of our clinical trial agreement with the MD Anderson Cancer Center, we are well positioned to advance our lead product candidate, evofosfamide, into the Phase 1 clinical trial at the MD Anderson Cancer Center in the second quarter 2017,” said Barry Selick, Ph.D., Threshold’s Chairman of the Board.

Recent Highlights

Definitive Merger Agreement

Threshold announced on March 17, 2017 that it had entered into a definitive agreement under which Molecular Templates will merge with a wholly owned subsidiary of Threshold in an all-stock transaction. The transaction will result in a combined company focused on the development of novel treatments for cancer. Longitude Capital, a U.S. based venture capital firm, will invest $20 million after the close of the transaction, subject to certain conditions, including the receipt of additional equity financing commitments of an additional $20 million. The transaction has been approved by the board of directors of both companies and is expected to close in the second quarter of 2017, subject to the approval of the stockholders of each company as well as other customary conditions. Highlights of the merger include:

•	Upon closing of the transaction, Threshold will change its name to Molecular Templates, Inc. and plans to change its ticker symbol on the Nasdaq Capital Market to MTEM.

•	On a pro forma basis and based upon the number of shares of common stock to be issued in the merger, current Threshold shareholders would own approximately 34.4 percent of the combined company and current Molecular Templates shareholders will own approximately 65.6 percent of the combined company although the actual allocation will be subject to adjustment based on Threshold’s net cash balance.

•	Eric Poma, Ph.D., Chief Executive Officer of Molecular Templates, will become Chief Executive Officer of the combined company.

•	Following the merger, the board of directors of the combined company will consist of seven seats and will be comprised of two representatives from Molecular Templates, two representatives from Threshold, and three representatives to be mutually agreed upon by Molecular Templates and Threshold. The Company’s current chairman of the board of directors, Barry Selick, Ph.D., will become chairman of the board of the combined company following the merger.

Evofosfamide

Threshold’s lead product candidate is an investigational hypoxia-activated prodrug that is designed to be activated under tumor hypoxic conditions, a hallmark of many cancers. Recent updates include:

•	The Company is on track to commence its Phase 1 clinical trial evaluating evofosfamide in combination with the immune checkpoint antibody, ipilumumab, by mid-2017 at the MD Anderson Cancer Center in Houston to potentially improve the efficacy of immune checkpoint antibody as an anti-cancer therapy.

First Quarter 2017 Financial Results

•	Cash, cash equivalents and marketable securities totaled $17.6 million at March 31, 2017 compared to $23.6 million at December 31, 2016. The net decrease of $6.0 million was a result of $4.0 million for operating cash requirements for the quarter ended March 31, 2017 and a $2.0 million bridge loan to Molecular Templates, Inc. in the form of a promissory note.

•	Research and development expenses were $1.6 million for the first quarter ended March 31, 2017, compared to $6.0 million for the same period in 2016. The $4.4 decrease in research and development expenses, net of reimbursement for Merck KGaA, Darmstadt, Germany’s 70 percent share of total eligible collaboration expenses for evofosfamide, was due primarily to a $0.9 million decrease in employee related expenses, including a $0.2 million decrease in non-cash stock-based compensation expense and a $3.5 million decrease in clinical development expenses and consulting expenses.

•	General and administrative expenses were $2.9 million for the first quarter ended March 31, 2017 compared to $2.2 million for the same period in 2016. The $0.7 increase in general and administrative expenses was due to a $0.9 million increase in consulting expenses partially offset by a $0.2 million decrease in employee related expenses.

•	Non-cash stock-based compensation expense included in total operating expenses was $0.5 million for the first quarter ended March 31, 2017 compared to $0.8 million for the same period in 2016. The decrease in stock-based compensation expense was due to the amortization of a smaller number of options with lower fair values.

•	Net loss for the first quarter ended March 31, 2017 was $5.1 million compared to $7.9 million for the same period in 2016. Included in the net loss for the first quarter of 2017 was an operating loss of $4.4 million and non-cash expense of $0.7 million compared to an operating loss of $8.3 million and non-cash income of $0.4 million for the first quarter of 2016.

About Evofosfamide

Evofosfamide (previously known as TH-302) is an investigational hypoxia-activated prodrug of a bis-alkylating agent that is preferentially activated under severe hypoxic tumor conditions, a feature of many solid tumors. Areas of low oxygen levels (hypoxia) in solid tumors are due to insufficient blood vessel supply. Similarly, the bone marrow of patients with hematological malignancies has also been shown, in some cases, to be severely hypoxic.

About Threshold Pharmaceuticals

Threshold is a clinical-stage biopharmaceutical company focused on the development of drugs and diagnostic agents targeting the tumor microenvironment of solid tumors and hematologic malignancies. This approach offers broad potential to treat a variety of cancers. By selectively targeting tumor cells, we are building a pipeline of drugs that hold promise to be more effective and less toxic to healthy tissues than conventional anticancer drugs. For additional information, please visit the Company’s website.

Important Information for Investors and Stockholders

This communication may be deemed to be solicitation material in respect of the proposed transaction between Threshold Pharmaceuticals, Inc. (Threshold) and Molecular Templates, Inc. (Molecular Templates) and Molecular Templates stockholders. In connection with the proposed transaction between Threshold and Molecular Templates and its stockholders, Threshold will file with the Securities and Exchange Commission (SEC) a registration statement containing a proxy statement of Threshold that will also constitute a prospectus of Threshold. Threshold will mail the proxy statement/prospectus to Threshold stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. THRESHOLD URGES INVESTORS AND STOCKHOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. This communication is not a substitute for the registration statement, proxy statement/prospectus or any other documents that Threshold may file with the SEC or send to Threshold stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the proxy statement/prospectus and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC www.sec.gov. Once they are filed, copies of the registration statement and proxy statement/prospectus will be available free of charge on Threshold's website at www.thresholdpharm.com or by contacting Threshold's Investor Relations at 510.703.9491 or by mail at Investor Relations, Threshold Pharmaceuticals Inc., 3705 Haven Ave., Suite 120, Menlo Park, California 94025.

Participants in Solicitation
Threshold, Molecular Templates and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Threshold common stock in connection with the proposed transaction. Information about Threshold's directors and executive officers is set forth in Threshold's annual report on Form 10-K/A, which was filed with the SEC on April 28, 2017. Other information regarding the interests of such individuals, as well as information regarding Molecular Templates' directors and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement/prospectus, which will be included in Threshold's registration statement when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
Except for statements of historical fact, the statements in this press release are forward-looking statements, including all statements regarding the proposed merger with Molecular Templates, the related financing with Longitude Capital, the therapeutic potential of evofosfamide or TH-3424; Threshold's plans to focus its resources on evofosfamide; anticipated development activities related to evofosfamide and the anticipated timing thereof; . These statements constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to: difficulties and uncertainties associated with the proposed merger, including the inability to complete the proposed merger and other contemplated transactions in connection with the merger; liquidity and trading market for shares prior to and following the consummation of the proposed merger and proposed financing; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file and have declared effective by the SEC a registration statement and proxy statement/prospectus in connection with the proposed merger and other contemplated transactions in connection with the merger, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; a failure to satisfy the conditions to the closing of the proposed investment by Longitude Capital, which would require the Company to raise additional funds sooner than expected to pursue its development goals; an inability or delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; the price of the proposed financing transaction in connection with the proposed merger and contemplated transactions in connection with the merger being materially lower than the trading price of Threshold's common stock at the time of such financing; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results; risks related to our need for substantial additional funding to complete the development and commercialization of our product candidates, risks related to our ability to raise the capital that we believe to be accessible and is required to fully finance the development and commercialization of our product candidates, risks relating to our ability to develop our drug candidates for potential commercialization, the timing of the commencement of planned Phase I clinical trial of evofosfamide with immune checkpoint inhibitors, that the design of, or data collected from, the trial may be inadequate to demonstrate safety or sufficient efficacy, or otherwise may be insufficient to support any further development of evofosfamide, risks that data to date and trends may not be predictive of future results, risks related to the conduct of our clinical trials, and risks that our clinical trials may not receive regulatory approval. Many of these factors that will determine actual results are beyond Threshold's, Molecular Templates', or the Company's ability to control or predict , including the risks that Threshold's currently-available resources may be insufficient to further current development plans for evofosfamide; the risks that Threshold could determine to abandon the development of evofosfamide as a result of inadequate resources, negative or inconclusive clinical trial or toxicology study results, the failure to obtain regulatory approval of evofosfamide, or otherwise;, the impact of the reduction in employees on Threshold's business and unanticipated charges not currently contemplated that may occur as a result of such reduction. Further information regarding these and other risks is included under the heading "Risk Factors" in Threshold's Quarterly Report on Form 10-Q, which has been filed with the Securities and Exchange Commission on May 15, 2017 and is available from the SEC's website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading "Investors," and in other filings that Threshold will make with the SEC in connection with the proposed transactions, including the registration statement and the proxy statement/prospectus described above under "Important Information and Where to Find It." Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

Source: Threshold Pharmaceuticals, Inc. (THLD)

Contact:

Denise Powell

denise@redhousecomms.com

510.703.9491

THRESHOLD PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenue	$—	$—

Operating expenses
Research and development	1,590	6,005
General and administrative	2,853	2,249
Total Operating Expenses	4,443	8,254

Loss from operations	(4,443)	(8,254)

Interest income (expense), net	33	32
Other income (expense), net (1)	(664)	370

Net loss	$(5,074)	$(7,852)

Net loss per common share:
Basic	$(0.07)	$(0.11)
Diluted	$(0.07)	$(0.11)

Weighted-average shares used in per common
share calculations:
Basic	71,575	71,488
Diluted	71,575	71,488

(1)	Non-cash income (expense) related to the change in fair value of the Company's outstanding warrants, classified as other income (expense).

THRESHOLD PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)	(1)
Assets

Cash, cash equivalents and
marketable securities	$17,601	$23,551
Notes receivable	2,000	-
Prepaid expenses and other current assets	352	623
Property and equipment, net	-	109
Total assets	$19,953	$24,283

Liabilities and stockholders' equity

Total current liabilities	$2,210	$2,616
Long-term liabilities (2)	2,416	1,779
Stockholders' equity	15,327	19,888
Total liabilities and stockholders' equity	$19,953	$24,283

(1)	Derived from audited financial statements
(2)	Includes as of March 31, 2017 and December 31 2016, $2.4 million and $1.7 million of warrant liability, respectively.